[A&P LOGO]
                                                                News


The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ  07645
                                             INVESTOR CONTACT:  William J. Moss
                                                      Vice President, Treasurer
                                                                 (201) 571-4019

                                            PRESS CONTACT:  Richard P. De Santa
                                              Vice President, Corporate Affairs
                                                                 (201) 571-4495


            THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES
                         RESULTS FOR FIRST QUARTER 2004

  COMPANY REPORTS POSITIVE COMPARABLE STORE SALES OF 1.0% IN THE FIRST QUARTER,
          ADOPTS NEW ACCOUNTING PRONOUNCEMENTS FIN 46-R AND EITF 03-10

MONTVALE, NJ - July 23, 2004 - The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) announced unaudited fiscal 2004 first quarter results for the 16 weeks ended June 19, 2004.

Sales for the first quarter were $3.29 billion, compared with $3.23 billion in the first quarter of fiscal 2003. Comparable store sales increased 1.0% vs. year-ago for company-operated stores, including 0.5% in the U.S. and 2.7% in Canada. The loss for the quarter was $1.11 per share this year versus earnings of $0.31 per share last year.

Results from continuing operations, as shown on Schedule 1, were a loss of $41.5 million or $1.08 per share this quarter versus a loss of $20.6 million or $0.53 per share in last year's first quarter. The prior year's results include a tax benefit of $23 million, or $0.59 per share. Excluding this tax benefit, the loss from continuing operations would have been $1.12 per share last year, which we believe is more comparable to this year's loss of $1.08 per share. EBITDA was $73 million for first quarter of fiscal 2004 versus $75 million for the same period of fiscal 2003.

During the quarter, the Company made three accounting changes, including adoption of two recent accounting pronouncements, FIN 46-R and EITF 03-10, and changing its method of accounting for certain inventories from LIFO to FIFO. FIN 46-R relates to Variable Interest Entities and, as a result of the adoption of this standard, the Company has now consolidated the financial results of its franchisees in Canada. EITF 03-10 relates to the accounting for certain vendor-supported promotions that requires a reclassification between sales and cost of goods sold, but has no impact on income. The change from LIFO to FIFO accounting for certain inventories was made so that all inventory accounting in the Company is on a FIFO basis. Previously, two divisions acquired over a decade ago had inventories valued on a LIFO basis. The Company has restated its 2003 results for the effects of these changes, which are shown on Schedule 3 of this press release.

Christian Haub, Chairman of the Board, President and Chief Executive Officer, said, "Our first quarter results were consistent with our recent trend, with positive comparable store sales and a third consecutive quarter of improved sequential operating earnings. I am encouraged by the improved operating and merchandising execution in all of our U.S. banners, and by A&P Canada's strong sales and continued, solid profitability during the quarter.

"From the strategic platform established last year, we moved forward with significant growth initiatives in the first quarter. We expanded our discount Food Basics operations to our Midwest markets, opening 13 stores in Detroit and Toledo, Ohio. In addition, we acquired four stores in New Orleans, enhancing our Sav-A-Center operation in that market. We're pleased that our improved liquidity and operating results have enabled us to begin growing our business once again.

"Our results show that the turnaround of A&P is underway, thanks to the combined efforts of our Corporate, U.S. and Canadian management and associates. Despite the challenges ahead, I am encouraged that the elements are in place for recovery and profitable growth in the future," Mr. Haub said.

The Company also announced that, on July 9, the U.S. Court of Appeals for the Third Circuit unanimously upheld a district court decision to dismiss the shareholder class action lawsuit filed against the Company in June 2002.

Founded in 1859, A&P, one of the nation's first supermarket chains, is today among North America's largest. The Company operates 628 stores in 10 states, the District of Columbia and Ontario, Canada under the following trade names: A&P, Waldbaum's, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center, Dominion, The Barn Markets, Food Basics and Ultra Food & Drug. The Company invites investors to listen to an audio Webcast of its quarterly discussion of earnings by accessing a link on the "Investor Relations" page of its Website, www.aptea.com. The live broadcast is on Friday, July 23, 2004 at 11:00 AM Eastern Time, with replays available from the afternoon of July 23 through August 20.

Effective March 28, 2003, the Securities and Exchange Commission ("SEC") adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measure "EBITDA" to reflect a measure that we believe is of interest to investors. EBITDA is reconciled to Net Cash provided by Operating Activities on
Schedule 1 of this release. We have also adjusted earnings per share for the one time tax benefit reported last year, which is reconciled in the narrative within the body of this press release.

This release contains forward-looking statements about the future performance of the Company, which are based on Management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company's principal markets; the Company's relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company's cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers.

                                       ###

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
       SCHEDULE 1 - GAAP EARNINGS FOR THE 16 WEEKS ENDED JUNE 19, 2004 AND
                                 JUNE 14, 2003
                                   (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AMOUNTS AND STORE DATA)

                                                                                      16 Weeks Ended
                                                                               -----------------------------
                                                                               June 19, 2004   June 14, 2003
                                                                               -------------   -------------
                                                                                             AS RESTATED (4)
Sales (1)                                                                      $  3,286,223     $  3,228,523
Cost of merchandise sold (2)                                                     (2,356,569)      (2,305,349)
                                                                               ------------     ------------
  Gross margin                                                                      929,654          923,174
Store operating, general and administrative expense (2)                            (938,274)        (933,784)
                                                                               ------------     ------------
  Loss from operations                                                               (8,620)         (10,610)
Interest expense                                                                    (26,850)         (24,884)
Interest income                                                                         841              780
Minority interest in earnings of consolidated franchisees                            (1,376)            (274)
                                                                               ------------     ------------
  Loss from continuing operations before income taxes (2)                           (36,005)         (34,988)
(Provision for) benefit from income taxes                                            (5,458)          14,358
                                                                               ------------     ------------
  Loss from continuing operations (2)                                               (41,463)         (20,630)
Discontinued operations: (3)
  Loss from operations of discontinued businesses, net of tax                        (1,383)         (11,459)
  Gain on disposal of discontinued operations, net of tax                                 -           52,081
                                                                               ------------     ------------
  (Loss) income from discontinued operations                                         (1,383)          40,622
                                                                               ------------     ------------
Cumulative effect of change in accounting principle - FIN46R, net of tax                  -           (8,047)
                                                                               ------------     ------------
Net (loss) income                                                              $    (42,846)    $     11,945
                                                                               ============     ============

Net (loss) income per share - basic and diluted: (2)
  Continuing operations                                                        $      (1.08)    $      (0.53)
  Discontinued operations                                                             (0.03)            1.05
  Cumulative effect of change in accounting principle - FIN 46R                           -            (0.21)
                                                                               ------------     ------------
Net (loss) income per share - basic and diluted                                $      (1.11)    $       0.31
                                                                               ============     ============

Weighted average common shares outstanding:
  Basic                                                                          38,520,018       38,515,806
                                                                               ============     ============
  Diluted                                                                        38,890,932       38,701,217
                                                                               ============     ============

Gross margin rate                                                                     28.29%           28.59%
                                                                               ============     ============
Store operating, general and administrative expense rate                              28.55%           28.92%
                                                                               ============     ============

Depreciation and amortization                                                  $     81,122     $     85,776
                                                                               ============     ============

Reconciliation of GAAP cash flow measure to EBITDA:
Net cash provided by operating activities                                      $     37,088     $     24,200
Net interest expense                                                                 26,009           24,104
Deferred income tax (provision) benefit                                              (1,012)           6,314
Working capital changes                                                              (8,008)          (4,687)
Other non-current liabilities                                                        11,024           13,775
Other, net                                                                            7,401           11,460
                                                                               ------------     ------------
     EBITDA                                                                    $     72,502     $     75,166
                                                                               ============     ============


Number of stores operated at end of quarter                                             628              667
                                                                               ============     ============

Number of franchised stores served at end of quarter                                     66               64
                                                                               ============     ============


(1) Included in sales for the 16 weeks ended June 19, 2004 and June 14, 2003, were franchisee sales of $297.2 million and $289.9 million, respectively.

(2) Cost of merchandise sold and store operating, general and administrative expense for the 16 weeks ended June 19, 2004 include amounts of $0.3 million and $0.8 million, respectively, related to the Company's asset disposition initiatives announced during the third quarter of fiscal 2001 and the fourth quarter of fiscal 2003.

(3) In February and March 2003, the Company decided to sell its operations located in northern New England, Madison and Milwaukee, Wisconsin as well as its Eight O'Clock Coffee business. In April 2003, the Company completed the sale of its stores in northern New England and Madison, Wisconsin, generating proceeds of $137.6 million and resulting in a gain of $81.4 million ($52.1 million after tax).

(4) Prior year results have been restated for (i.) revised Interpretation No. 46, "Consolidation of Variable Interest Entities - and interpretation of 'Accounting Research Bulletin No. 51,'" which relates to variable interest entities and, as a result of the adoption of this standard, the Company has now consolidated the financial results of its franchisees in Canada; (ii.) EITF Issue 03-10, "Application of EITF Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor, by Resellers to Sales Incentives Offered to Consumers by Manufacturers," which relates to the accounting for vendor supported promotions that requires a reclassificaton between sales and cost of goods sold, but has no impact on net loss; and (iii.) a change from LIFO to FIFO accounting for certain inventories so that all inventory accounting in the Company is on a FIFO basis. Refer to Schedule 3 for impact of changes.

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                    SCHEDULE 2 - CONDENSED BALANCE SHEET DATA
                                   (UNAUDITED)
                 (IN MILLIONS, EXCEPT PER SHARE AND STORE DATA)


                                                                         AS RESTATED
                                                      June 19, 2004   February 28, 2004
                                                      -------------   -----------------
Cash and short-term investments                          $   279           $   297

Other current assets                                         896               891
                                                         -------           -------

  Total current assets                                     1,175             1,188

Property-net                                               1,444             1,472

Other assets                                                 110               115
                                                         -------           -------

  Total assets                                           $ 2,729           $ 2,775
                                                         =======           =======

Total current liabilities                                $ 1,090           $ 1,083

Total non-current liabilities                              1,295             1,299

Stockholders' equity                                         344               393
                                                         -------           -------

  Total liabilities and stockholders' equity             $ 2,729           $ 2,775
                                                         =======           =======

Other Statistical Data

Total Debt and Capital Leases                            $   917           $   916
Temporary Investments                                        121               158
                                                         -------           -------
  Net Debt                                               $   796           $   758

Total Retail Square Footage (in thousands)                24,746            24,724

Book Value Per Share                                     $  8.93           $ 10.20

                                                       For the 16          For the 16
                                                       weeks ended        weeks ended
                                                      June 19, 2004      June 14, 2003
                                                      --------------     --------------
Capital Expenditures                                        $55               $57


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
          SCHEDULE 3 - SUPPLEMENTAL INFORMATION RELATING TO ADOPTION OF
              FIN 46R, EITF 03-10 AND THE CHANGE FROM LIFO TO FIFO
                                    UNAUDITED
                                  (IN MILLIONS)                     PAGE 1 OF 2
-------------------------------------------------------------------------------


                                                            IMPACT OF ADOPTION   IMPACT OF ADOPTION   IMPACT OF CHANGE
                                                                OF FIN 46 R         OF EITF 03-10     FROM LIFO TO FIFO    TOTAL
                                                            ------------------   ------------------   -----------------    -----
NET SALES
---------
First quarter, fiscal 2003                                       $   39.4           ($  14.7)             $  0.0         $   24.7
Second quarter, fiscal 2003                                          31.2              (10.1)                0.0             21.1
Third quarter, fiscal 2003                                           28.8               (9.4)                0.0             19.3
Fourth quarter, fiscal 2003                                          34.7              (12.9)                0.0             21.8
FULL YEAR 2003                                                   $  134.1           ($  47.2)             $  0.0         $   86.8

First quarter, fiscal 2004                                       $   43.0           ($  15.3)             $  0.0         $   27.6

COST OF GOOD SOLD
-----------------
First quarter, fiscal 2003                                       $    4.6            $  14.7              $  0.0         $   19.3
Second quarter, fiscal 2003                                          (0.1)              10.1                 1.1             11.1
Third quarter, fiscal 2003                                            4.1                9.4                 0.0             13.5
Fourth quarter, fiscal 2003                                          (0.2)              12.9                (1.2)            11.5
FULL YEAR 2003                                                   $    8.4            $  47.2             ($  0.2)        $   55.4

First quarter, fiscal 2004                                       $    4.3            $  15.3              $  0.0         $   19.6

GROSS MARGIN
------------
First quarter, fiscal 2003                                       $   44.0            $   0.0              $  0.0         $   44.0
Second quarter, fiscal 2003                                          31.1                0.0                 1.1             32.1
Third quarter, fiscal 2003                                           32.9                0.0                 0.0             32.9
Fourth quarter, fiscal 2003                                          34.5                0.0                (1.2)            33.3
FULL YEAR 2003                                                   $  142.5            $   0.0             ($  0.2)        $  142.3

First quarter, fiscal 2004                                       $   47.2            $   0.0              $  0.0         $   47.2

SELLING, GENERAL & ADMINISTRATIVE COSTS
---------------------------------------
First quarter, fiscal 2003                                      ($   42.2)           $   0.0              $  0.0        ($   42.2)
Second quarter, fiscal 2003                                         (31.3)               0.0                 0.0            (31.3)
Third quarter, fiscal 2003                                          (30.9)               0.0                 0.0            (30.9)
Fourth quarter, fiscal 2003                                         (33.6)               0.0                 0.0            (33.6)
FULL YEAR 2003                                                  ($  137.9)           $   0.0              $  0.0        ($  137.9)

First quarter, fiscal 2004                                      ($   40.8)           $   0.0              $  0.0        ($   40.8)

DEPRECIATION AND AMORTIZATION
-----------------------------
First quarter, fiscal 2003                                       $    1.7            $   0.0              $  0.0         $    1.7
Second quarter, fiscal 2003                                           1.4                0.0                 0.0              1.4
Third quarter, fiscal 2003                                            1.4                0.0                 0.0              1.4
Fourth quarter, fiscal 2003                                           1.2                0.0                 0.0              1.2
FULL YEAR 2003                                                   $    5.7            $   0.0              $  0.0         $    5.7

First quarter, fiscal 2004                                       $    1.4            $   0.0              $  0.0         $    1.4

(LOSS) INCOME FROM OPERATIONS
-----------------------------
First quarter, fiscal 2003                                       $    1.8            $   0.0              $  0.0         $    1.8
Second quarter, fiscal 2003                                          (0.2)               0.0                 1.1              0.9
Third quarter, fiscal 2003                                            2.0                0.0                 0.0              2.0
Fourth quarter, fiscal 2003                                           0.9                0.0                (1.2)            (0.3)
FULL YEAR 2003                                                   $    4.5            $   0.0             ($  0.2)        $    4.4

First quarter, fiscal 2004                                       $    6.5            $   0.0              $  0.0         $    6.5


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
          SCHEDULE 3 - SUPPLEMENTAL INFORMATION RELATING TO ADOPTION OF
          FIN 46R, EITF 03-10 AND THE CHANGE FROM LIFO TO FIFO, CONT'D.
                                    UNAUDITED
                                  (IN MILLIONS)                     PAGE 2 OF 2
-------------------------------------------------------------------------------


                                          IMPACT OF ADOPTION   IMPACT OF ADOPTION   IMPACT OF CHANGE
                                              OF FIN 46 R         OF EITF 03-10     FROM LIFO TO FIFO   TOTAL
                                          ------------------   ------------------   -----------------   -----
INTEREST INCOME
---------------
First quarter, fiscal 2003                        ($ 1.4)           $  0.0                 $ 0.0         ($ 1.4)
Second quarter, fiscal 2003                         (1.2)              0.0                   0.0           (1.2)
Third quarter, fiscal 2003                          (1.3)              0.0                   0.0           (1.3)
Fourth quarter, fiscal 2003                         (1.1)              0.0                   0.0           (1.1)
FULL YEAR 2003                                    ($ 5.0)           $  0.0                 $ 0.0         ($ 5.0)

First quarter, fiscal 2004                        ($ 1.5)           $  0.0                 $ 0.0         ($ 1.5)

MINORITY INTEREST
-----------------
First quarter, fiscal 2003                        ($ 0.3)           $  0.0                 $ 0.0         ($ 0.3)
Second quarter, fiscal 2003                          0.4               0.0                   0.0            0.4
Third quarter, fiscal 2003                          (0.2)              0.0                   0.0           (0.2)
Fourth quarter, fiscal 2003                         (0.1)              0.0                   0.0           (0.1)
FULL YEAR 2003                                    ($ 0.1)           $  0.0                 $ 0.0         ($ 0.1)

First quarter, fiscal 2004                        ($ 1.4)           $  0.0                 $ 0.0         ($ 1.4)

(LOSS) PROFIT BEFORE TAXES
--------------------------
First quarter, fiscal 2003                         $ 0.2            $  0.0                 $ 0.0          $ 0.2
Second quarter, fiscal 2003                         (0.9)              0.0                   1.1            0.1
Third quarter, fiscal 2003                           0.5               0.0                   0.0            0.5
Fourth quarter, fiscal 2003                         (0.4)              0.0                  (1.2)          (1.6)
FULL YEAR 2003                                    ($ 0.6)           $  0.0                ($ 0.2)        ($ 0.8)

First quarter, fiscal 2004                         $ 3.7            $  0.0                 $ 0.0          $ 3.7

TAXES
-----
First quarter, fiscal 2003                        ($ 0.5)           $  0.0                 $ 0.0         ($ 0.5)
Second quarter, fiscal 2003                         (0.1)              0.0                   0.0           (0.1)
Third quarter, fiscal 2003                          (0.6)              0.0                   0.0           (0.6)
Fourth quarter, fiscal 2003                          0.2               0.0                   0.0            0.2
FULL YEAR 2003                                    ($ 1.1)           $  0.0                 $ 0.0         ($ 1.1)

First quarter, fiscal 2004                        ($ 1.0)           $  0.0                 $ 0.0         ($ 1.0)

(LOSS) PROFIT AFTER TAXES
-------------------------
First quarter, fiscal 2003                        ($ 0.3)           $  0.0                 $ 0.0         ($ 0.3)
Second quarter, fiscal 2003                         (1.1)              0.0                   1.1            0.0
Third quarter, fiscal 2003                          (0.2)              0.0                   0.0           (0.2)
Fourth quarter, fiscal 2003                         (0.2)              0.0                  (1.2)          (1.4)
FULL YEAR 2003                                    ($ 1.7)           $  0.0                ($ 0.2)        ($ 1.9)

First quarter, fiscal 2004                         $ 2.6            $  0.0                 $ 0.0          $ 2.6